                                    CONSENT

     The undersigned, Myron J. Goins, has been nominated to become a director of IWL Communications, Incorporated, a Texas corporation (the "Company"), upon completion of the Company's initial public offering pursuant to a Registration Statement Form S-1 (the "Registration Statement") and hereby accepts such nomination. The undersigned hereby consents to being named as a director nominee in the Registration Statement.



                                    /s/ Myron J. Goins
Date: May 6, 1997                   ---------------------------------
                                    Myron J. Goins